As filed with the Securities and Exchange Commission on August 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4580525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue South, Third Floor

New York, NY 10010

(Address of Principal Executive Offices) (Zip Code)

2024 Equity Incentive Plan

2024 Employee Stock Purchase Plan

(Full title of the plans)

Jesse Shefferman

President and Chief Executive Officer

Protara Therapeutics, Inc.

345 Park Avenue South, Third Floor

New York, NY 10010

(Name and address of agent for service)

(646) 844-0337

(Telephone number, including area code, of agent for service)

Copies to:

Mary J. Grendell, Esq. General Counsel and Corporate Secretary	Robert W. Downes Sullivan & Cromwell LLP
Protara Therapeutics, Inc.	125 Broad St.
345 Park Avenue South, Third Floor	New York, NY 10004
New York, NY 10010	(212) 558-4000
(646) 844-0337

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

Information Required in the Section 10(a) Prospectus

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission.

The documents containing the information specified in Part I will be delivered to the participants of the 2024 Equity Incentive Plan and the 2024 Employee Stock Purchase Plan, as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the registrant with the Commission (other than portions of Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits related to such items or other portions of documents filed with the Commission which were furnished, but not filed, pursuant to applicable rules promulgated by the Commission):

●	the Company’s Annual Report on Form 10-K filed with the Commission on March 13, 2024; and

●	the Company’s Quarterly Reports on Form 10-Q filed with the Commission May 2, 2024 and August 6, 2024; for the fiscal quarters ended March 31, 2024 and June 30, 2024, respectively; and

●	the Company’s Current Reports on Form 8-K filed with the Commission on March 18, 2024, April 5, 2024 and June 10, 2024; and

●	the description of the Company’s Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 11, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

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ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1	Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 27, 2014).

4.2	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 10, 2020).

4.3	Second Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 13, 2020).

4.4	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 3, 2017).

4.5	Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 10, 2020).

4.6	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Non-Voting Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 23, 2020).

4.7	Registration Rights Agreement, dated as of September 23, 2019, by and among the Registrant and the institutional investors named therein (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 24, 2019).

4.8	Registration Rights Agreement, dated April 5, 2024 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2024).

4.9	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 10, 2020).

5.1*	Opinion of Sullivan & Cromwell LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 6, 2024).

99.2	2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 6, 2024).

107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 6, 2024.

PROTARA THERAPEUTICS, INC.

By:	/s/ Jesse Shefferman
Jesse Shefferman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesse Shefferman, Patrick Fabbio and Mary J. Grendell, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jesse Shefferman	President and Chief Executive Officer and Director	August 6, 2024
Jesse Shefferman	(Principal Executive Officer)

/s/ Patrick Fabbio	Chief Financial Officer	August 6, 2024
Patrick Fabbio	(Principal Financial Officer)

/s/ Hannah Fry	Vice President, Controller	August 6, 2024
Hannah Fry	(Principal Accounting Officer)

/s/ Luke Beshar	Chairman of the Board of Directors	August 6, 2024
Luke Beshar

/s/ Barry Flannelly	Director	August 6, 2024
Barry Flannelly, Pharm.D.

/s/ Roger Garceau	Director	August 6, 2024
Roger Garceau, M.D.

/s/ Jane Huang	Director	August 6, 2024
Jane Huang, M.D.

/s/ Richard Levy	Director	August 6, 2024
Richard Levy, M.D.

/s/ Gregory P. Sargen	Director	August 6, 2024
Gregory P. Sargen

/s/ Cynthia Smith	Director	August 6, 2024
Cynthia Smith

/s/ Michael Solomon	Director	August 6, 2024
Michael Solomon, Ph.D.

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